EXHIBIT 99.1

BJ's Restaurants Opens in Tyler, Texas; Sets New Company Sales Record

HUNTINGTON BEACH, Calif., March 1, 2011 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced the opening of its newest restaurant in Tyler, TX on February 28, 2011. The new BJ's Restaurant & Brewhouse is located just west of the intersection of Loop 323 and Broadway Ave as the newest addition to the 650,000 square-foot Broadway Square Mall. The restaurant is approximately 8,000 square feet, contains seating for approximately 265 guests, and features BJ's extensive menu including BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's highly detailed, contemporary décor and unique video statement, including BJ's 103" plasma display as well as several high-definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

"We are very excited to open our first new restaurant of 2011 in Tyler, Texas," commented Jerry Deitchle, Chairman and CEO. "The Tyler community welcomed us enthusiastically, as our new restaurant set a new all-time BJ's record for opening-day sales. Our Tyler restaurant is our 21st restaurant in Texas, where we have achieved many of our strongest sales volumes and increases in comparable restaurant sales during the past several years. We continue to remain on track to open as many as 12 to 13 new restaurants during 2011 and currently have six new restaurants under construction for planned openings later this year. Additionally, our real estate pipeline continues to be in excellent shape, and our development team is currently finalizing several new restaurant locations for potential 2012 openings."

BJ's Restaurants, Inc. currently owns and operates 103 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (51), Texas (21), Arizona (6), Colorado (4), Oregon (2), Nevada (4), Florida (6), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, future guest traffic, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 51 of our current 103 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT: Greg Levin
         BJ's Restaurants, Inc.
         (714) 500-2400